EXHIBIT 10.5

                        PURCHASE, SALE AND PUT AGREEMENT


         This PURCHASE, SALE AND PUT AGREEMENT ("Agreement") is made and entered into as of this 15th day of August, 1996, by and between Manufacturers Bank, an Illinois State banking corporation with main offices in Chicago, Illinois ("Bank") and Peer Pedersen ("Pedersen").

                             PRELIMINARY STATEMENTS

         1. Concurrently with the execution of this Agreement Bank, ARTRA GROUP Incorporated, a Pennsylvania corporation ("ARTRA") and Fill-Mor Holding, Inc., a Delaware corporation and wholly-owned subsidiary of ARTRA ("Fill-Mor") have entered into that certain Loan Agreement, dated as of the date hereof (the "Loan Agreement") whereby Bank has agreed to make a loan to Fill-Mor in the amount of $2,500,000 (the "Loan"), such Loan to be evidenced by a term promissory note made by Fill-Mor to Bank [the "Note", and collectively with the Loan Agreement and related documents, including a stock pledge agreement executed by Fill-Mor in favor of Bank of even date herewith (the "Stock Pledge Agreement"), and the guaranty of the Loan by ARTRA pursuant to a guaranty of even date herewith (the "Guaranty") the "Loan Documents"].

         2.   Pursuant  to  the  Stock  Pledge   Agreement   the  Loan  will  be
collateralized by a pledge by Fill-Mor to Bank of certain common stock of Comforce Corporation, a Delaware corporation ("Comforce") which is currently owned by Fill-Mor and which is more fully described on Exhibit A attached hereto and by this reference incorporated herein (the "Pledged Shares").

         3. Fill-Mor's obligations under the Loan Documents are guaranteed by ARTRA, pursuant to the Guaranty.

         4. As a condition to making the Loan, Bank has required that Pedersen execute and deliver this Agreement.

         5. Pedersen has a material interest in, and will derive a benefit from, Bank's agreement to make the Loan, and Pedersen desires to induce the Bank to make the Loan.

         6. If an Event of Default (as defined in the Loan Agreement) shall occur, Bank will have the option to sell to Pedersen, and upon Bank's exercise of its rights, Pedersen shall have the unconditional obligation to purchase from Bank, upon the terms and conditions set forth in this Agreement, all of Bank's right, title and interest in the Loan Documents (the "Purchase and Sale"), including the right to put all of the Loan Documents to Pedersen (the "Put"), all for an aggregate price of $2,500,000, less any principal payments made under the Note, plus all accrued and unpaid interest under the Note, and all accrued and unpaid costs and expenses incurred by the Bank in connection with the Loan.

         7. In connection with any future Purchase and Sale, Pedersen will receive an assignment of all of Bank's right, title and interest in the Loan Documents.

         NOW, THEREFORE, for and in consideration of the foregoing mutual promises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT:

         Bank and Pedersen agree that the following terms and conditions govern this Agreement:

         1.       Purchase, Sale and Assignment

         1.1 Purchase and Sale. If an Event of Default shall occur under the Loan Agreement, Bank shall have the option, in its sole discretion, to sell to Pedersen, and upon the Bank's exercise of such option in accordance with Paragraph 2.1 below, Pedersen shall be unconditionally obligated to purchase from Bank, all of Bank's right, title and interest in and under the Loan Documents, including the right to put (the "Put") the Loan Documents to Pedersen on the terms set forth herein.

         1.2 Assignment. Upon a Purchase and Sale as described in Paragraph 1.1 above, Bank shall assign and deliver to Pedersen all of the original Loan Documents and the Pledged Shares together with blank stock powers executed by Fill-Mor.

         1.3 Non-Recourse Sale. It is agreed by Bank and Pedersen that any Purchase and Sale under this Agreement, as well as any assignment, will be without recourse and without representation or warranty, express (except as set forth in Paragraph 3) or implied, by Bank.

         1.4 Further Assurances. Bank agrees that at any time and from time to time, at the cost and expense of Pedersen, Bank will execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary to complete any assignment by Bank hereunder.

         2.       Pedersen's Obligation to Purchase.

         2.1 General. If an Event of Default shall occur and Bank elects to exercise its right to a Purchase and Sale, the Bank will, upon the occurrence of such Event of Default, or at any time thereafter, send written notice of such exercise to Pedersen. Pedersen shall, within five (5) Business Days (as defined in the Loan Agreement) after receipt of such written notice, purchase from Bank all of the Bank's right, title and interest in and under the Loan Documents for an amount equal to the Purchase Price ( as defined below). Pedersen irrevocably consents to the service of the aforesaid written notice on his law firm, Pedersen & Houpt, 161 N. Clark Street, Suite 3100, Chicago, Illinois 60601, and agrees that service on such law firm shall be deemed effective notice to him, as if he were personally served.

                  Pedersen acknowledges and agrees that his obligation to purchase the Loan from the Bank under this Agreement is absolute and unconditional, and Pedersen agrees the upon his receipt of the Bank's notice provided for in the preceding paragraph, he will purchase the Loan for the Purchase Price in accordance with the preceding paragraph, without raising any claim or defense against the Bank, including without limitation, the bankruptcy or insolvency of Fill-Mor or ARTRA.

         2.2 Purchase Price. Upon closing of the Purchase and Sale, Pedersen shall pay to Bank, in immediately available funds, a purchase price (the "Purchase Price") equal to the sum of (i) the principal sum of $2,500,000.00, less any principal payments made on the Note, plus (ii) all accrued and unpaid interest under the Note, plus (iii) all accrued and unpaid expenses incurred by the Bank in connection with the Loan.

         Notwithstanding the foregoing paragraph, and except as otherwise set forth in the following paragraph, if (a) the Bank shall declare Fill-Mor in default in writing (hereafter, the "Default Notice"), and shall exercise its election for a Purchase and Sale pursuant to Section 2.1 hereof as a result of such default, and (b) the Bank's notice to Pedersen for such Purchase and Sale shall be dated more than thirty (30) days after the date of the Default Notice, the interest component of the Purchase Price shall include (i) accrued and unpaid interest on the Note calculated at the Reference Rate (as defined in the Note) up to the date of the Default Notice, (ii) accrued and unpaid interest on the Note calculated at the Default Rate (as defined in the Note) commencing on the date of the Default Notice and continuing until the earlier to occur of (x) the date of the closing of the Purchase and Sale, and (y) thirty (30) days after the date of the Default Notice, and (iii) if the Bank's notice to Pedersen for such Purchase and Sale pursuant to Section 2.1 hereof shall be dated more than thirty (30) days after the date of the Default Notice, accrued and unpaid interest on the Note calculated at the Reference Rate from the expiration of such thirty (30) day period up to and including the date of the closing of the Purchase and Sale. If the Bank shall be restrained from exercising its election for a Purchase and Sale following an Event of Default as a result of any legal proceeding, whether it be a lawsuit, bankruptcy, or any other proceeding, the thirty (30) day period set forth in the preceding sentence shall be extended by the number of days the Bank is so restrained.

         Notwithstanding the preceding paragraph, if Pedersen fails to timely pay the Bank the Purchase Price in full when due under this Agreement, the interest component of the Purchase Price shall include (i) accrued and unpaid interest on the Note calculated at the Reference Rate up to the date of such Event of Default, and (ii) accrued and unpaid interest on the Note calculated at the Default Rate commencing on the date of such Event of Default and continuing until the Bank's receipt of the Purchase Price, regardless of when or if the Bank served a written notice of default on Fill-Mor with respect to such Event of Default.

         If the Bank shall exercise its election for a Purchase and Sale pursuant to Section 2.1 hereof and shall not have given any Default Notice to Fill-Mor prior to the Bank's notice to Pedersen exercising such election for a Purchase And Sale, the interest component of the Purchase Price shall be calculated solely at the Reference Rate, and not at the Default Rate.

         Should any Default Rate accrue on the Loan and not be payable by Pedersen as part of the Purchase Price in accordance with the terms of this
Section 2.2, after the closing of the Purchase and Sale, the Bank shall reserve the right to sue Fill-Mor and/or ARTRA for the unpaid interest due the Bank, and Pedersen will cooperate with the Bank in any suit to collect such interest.

         3.       Representations and Warranties of Bank.

         To induce Pedersen to enter into this Agreement, Bank represents and warrants to Pedersen that:

         3.1 Authority and Enforceability. The execution and delivery of this Agreement and the Loan Documents by Bank have been duly authorized by all necessary action on the part of Bank.

         3.2  Loan  Documents.   The  Loan  Documents   constitute  all  of  the
obligations of Fill-Mor or ARTRA to Bank with respect to the Loan.

         3.3 Exclusive Representations and Warranties. The representations and warranties set forth in this Paragraph 3 are the sole and exclusive representations and warranties made by Bank, its representatives, agents, officers, directors and other employees, with respect to the Loan Documents, and the potential sale or assignment thereof to Pedersen under this Agreement or otherwise. Without limiting the generality of the foregoing, it is expressly acknowledged and agreed by Pedersen that no covenant, agreement, representation or warranty made by Bank or any other such other person, in this Agreement or otherwise, is construed as a warranty, representation, guaranty or other agreement or acknowledgment as to, nor does Bank or any other such person assume any responsibility for:

               (A) the creditworthiness of Fill-Mor or ARTRA, or the collectability of the Note or other Loan Documents by reason of the respective obligors' ability to make payments with respect thereto;

               (B) the conformity of the Loan Documents with the laws and regulations binding upon Bank or Pedersen;

               (C) the genuineness, legality, validity or enforceability of the Loan Documents, whether by Bank or otherwise;

               (D) the value of the Loan Documents or the value or liquidity of the Pledged Shares or the priority or validity of the liens and security interests with respect to the Loan Documents or the Pledged Shares.

         4.       Representations and Warranties of Pedersen.

         To induce Bank to enter into this Agreement, Pedersen represents and warrants to Bank that:

         4.1 Ability to Purchase. Pedersen has the financial ability to meet his obligations under any future Purchase and Sale as provided in this Agreement.

         4.2 Accuracy of Financial Data. At the time it was provided and continuing to the date hereof, the information provided by Pedersen to Bank in connection with the Loan is an accurate reflection of Pedersen's financial condition and is not misleading in any material respect. Pedersen agrees to immediately notify Bank, if at any time during which Fill-Mor's or ARTRA's obligations to Bank have not been fully satisfied, there has been a materially adverse change in the financial condition of Pedersen.

         4.3 Capacity. Pedersen has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of this Agreement and to carry out the transactions contemplated by this Agreement, including, without limitation, to purchase the Loan Documents and to receive an assignment of the Loan Documents and the Pledged Shares from Bank.

         4.4 No Reliance. Pedersen has, independently and without reliance upon Bank or any of Bank's officers, directors, employees, agents or affiliates, and based upon such documents and information as Pedersen has deemed appropriate, made its own investigation into Fill-Mor and ARTRA and the Loan Documents and made his own decision to enter into this Agreement and, if required pursuant to
Section 2.1 hererof, to purchase the Loan Documents and to receive an assignment of the Loan Documents under this Agreement.

         4.5 Restrictions on Sale of Pledges Shares. Pedersen is aware of and has been fully informed of the restrictions on the sale of the Pledged Shares, as described in Section 8.2(f) of the Loan Agreement.

         5. Indemnification. In the event that Bank exercises its right to cause a Purchase and Sale under this Agreement, Pedersen agrees to indemnify, defend and hold harmless Bank from and against any and all liabilities, claims, demands, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees for Bank's outside attorneys and allocated costs and expenses of Bank's in-house attorneys), actions or causes of action (collectively, "Claims"), assessed against or imposed upon Bank by any person or entity, arising out of or related to any action or inaction by Pedersen following the closing of any Purchase and Sale hereunder or under the Loan documents; provided, however, that Pedersen has no obligation under this Paragraph 5 with respect to any Claims directly resulting from the willful misconduct of Bank or the breach by Bank of its representations and warranties contained in Section 3 hereof.

         6.       Conditions Precedent.

         6.1 Conditions Precedent to the Obligations of Bank. The obligations of Bank to Pedersen under any Purchase and Sale hereunder, are subject to the following conditions:

                    (A) Purchase Price. Pedersen shall have delivered the Purchase Price.

                    (B) Other. Bank has received all further instruments and documents which are necessary or appropriate, or which Bank reasonably requests, in order to implement the agreements hereunder, each duly executed by all parties to such instruments and documents.

         6.2  Conditions   Precedent  to  the   Obligations  of  Pedersen.   The
obligations of Pedersen to Bank under any Purchase and Sale hereunder, are subject to the following conditions:

                    (A) Notice. Bank shall have notified Pedersen of an Event of Default and of Peterson's obligation to purchase the Loan Documents not less than five (5) business days before closing of the Purchase and Sale, in accordance with Section 2.1 hereof.

                    (B)  Loan  Documents.  Bank shall have delivered to Pedersen
                         the  original  Loan  Documents,   including  the  Note,
                         endorsed as follows:

         Pay to The Order of Peer Pedersen, without recourse.

                                            Manufacturers Bank
                                            By:______________

                    (C) Pledged Shares. Bank shall have delivered to Pedersen the Pledged Shares together with stock powers appropriately endorsed in blank, with respect to the Pledged Shares .

         7.       Miscellaneous.

         7.1 The representations, warranties, covenants and agreements of Bank and Pedersen under this Agreement survive the closing of any Purchase and Sale.

         7.2 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, further or continuing waiver of any such term, provision or condition, or of any other term, provision or condition of this agreement.

         7.3 Captions. The preliminary statements of this Agreement (except for definitions) and section or other headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

         7.4 Entire Agreement. This Agreement constitutes the entire agreement between Bank and Pedersen with regard subject matter of this Agreement, and there are no prior agreements, understandings, restrictions, warranties or representations between the parties with regard to the subject of this Agreement.

         7.5 Assignment. Bank may assign, endorse or transfer any instrument evidencing all or any part of the Obligations as provided in, and in accordance with, this Agreement and the other Loan Documents, and the holder of such instrument shall be entitled to the benefits of this Agreement. Pedersen may not assign, sell or otherwise transfer any interest in or obligation under this Agreement and the other Loan Documents

         7.6 Amendment and Waiver. Neither this Agreement nor any provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         7.7 Counterparts. This Agreement may be executed in any number of separate counterparts, which shall collectively constitute one and the same agreement.

         7.8 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answerback addressed as follows:

                  If to Bank

                  Tom Panos
                  Debbie Domovich
                  Manufacturers Bank
                  1200 N. Ashland Avenue
                  Chicago, IL 60622
                  Telephone (Panos) (312) 292-5407
                  Telephone (Domovich) (312) 292 6286
                  Fax (Panos and Domovich) (312) 489-4058
                  with a copy to:

                  Kwiatt, Silverman & Ruben
                  500 North Central Avenue
                  Northfield, Illinois 60093
Attention:        Philip E. Ruben, Esq.
                                             Telephone (847)441-7676
                                                   Fax (847)441-7696

                                                                 and

                                           Cohen, Cohen & Salk, P.C.
                                                      630 Dundee Rd.
                                                           Suite 120
                                                Northbrook, IL 60062
                                             Attn:  Bennett L. Cohen
                                               Phone: (847) 480-7800
                                               Fax    (847) 480-7882

                                            ARTRA GROUP Incorporated
                                               500 N. Central Avenue
                                          Northfield, Illinois 60093
                                           Attention:Peter R. Harvey
                                           Telephone: (847) 441-6650
                                           Fax        (847) 441-6959

                                                Fill-Mor Holding, Inc.
                                          c/o ARTRA GROUP Incorporated
                                                 500 N. Central Avenue
                                            Northfield, Illinois 60093
                                              Attention:Peter R. Harvey
                                             Telephone: (847) 441-6650
                                                    Fax (847) 441-6959

                                              Marcus, Steer & Friebrun
                                       Hyatt Deerfield Business Campus
                                           102 Wilmot Road - Suite 190
                                             Deerfield, Illinois 60015
                                            Attn:  Jay E. Marcus, Esq.
                                                  Phone (847) 940-0072
                                                  Fax (847) 940-0061

                                                           If To Pedersen:

                                                             Peer Pedersen
                                                      c/o Pedersen & Houpt
                                        161 North Clark Street, Suite 3100
                                                   Chicago, Illinois 60601
                                                  Telephone (312) 781-2106
                                                        Fax (312) 641-6895
                                                           with a copy to:

                                                 James J. Clarke, II, Esq.
                                                          Pedersen & Houpt
                                                  161 N. Clark, Suite 3100
                                                    Chicago, IL 60601-3224
                                                  Telephone (312) 781 2106
                                                        Fax (312) 641-6895

                                                  ARTRA GROUP Incorporated
                                                     500 N. Central Avenue
                                                Northfield, Illinois 60093
                                                Attention:  Peter R. Harvey
                                                 Telephone: (847) 441-6650
                                                        Fax (847) 441-6959

                                                 Fill-Mor Holding, Inc.
                                            c/o ARTRA GROUP Incorporated
                                                   500 N. Central Avenue
                                              Northfield, Illinois 60093
                                               Attention: Peter R. Harvey
                                               Telephone: (847) 441-6650
                                                      Fax (847) 441-6959

                                              Marcus, Steer & Friebrun
                                              Hyatt Deerfield Business Campus
                                               102 Wilmot Road - Suite 190
                                               Deerfield, Illinois 60015
                                               Attn:  Jay E. Marcus, Esq.
                                                    Phone (847) 940-0072
                                                      Fax (847) 940-0061

         7.9 Fees and Expenses. Pedersen agrees to promptly pay Lender forthwith any and all expenses, including legal expenses and reasonable attorneys' fees, incurred or expended by Lender in enforcing any of the duties and obligations of Pedersen or rights of the Lender under this Agreement.

         7.10 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.
Wherever possible, each provision of this Agreement is interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by, or invalid under, applicable law, such provision is ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement.

         7.11 CONSENT TO JURISDICTION. The parties hereto agree that, subject to the Bank's sole and absolute election, all legal actions or proceedings in any manner or respect arising out of or related to this Agreement shall be brought and litigated only in courts having situs in Cook County, Illinois; and Pedersen hereby consents to and submit to the jurisdiction of any local, state or federal court located within Cook county, and Pedersen hereby waives any right he may have to transfer or change the venue of any such legal action or proceeding.


         7.12 WAIVER OF JURY TRIAL. Each party to this Agreement waives irrevocably the right to a trial by jury in any action or proceeding to enforce or defend any rights (a) under this Agreement or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith, or (b) arising from any relationship existing in connection with this Agreement, and agrees that any such action or proceeding shall be tried before a court and not before a jury.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


MANUFACTURERS BANK

By: _________________________

Its: ________________________                   PEER PEDERSEN


Acknowledged and Accepted:

FILL-MOR HOLDING, INC.
ARTRA GROUP INCORPORATED


By: __________________________
By: __________________________
Its: _________________________
Its: _________________________

                                    EXHIBIT A
                                       to
                         PURCHASE SALE AND PUT AGREEMENT



Issuer                      No. of Shares   Class of Shares   Certificate No.
- ------                      -------------   ---------------   ---------------
Comforce Corporation           100,000          Common            CC0144
Comforce Corporation           100,000          Common            CC0145
Comforce Corporation           100,000          Common            CC0146
Comforce Corporation           100,000          Common            CC0147
Comforce Corporation           100,000          Common            CC0148
Comforce Corporation           100,000          Common            CC0149
Comforce Corporation           100,000          Common            CC0150
Comforce Corporation           100,000          Common            CC0151
                  TOTAL        800,000